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                                     NEWS
                        FROM PLAYBOY ENTERPRISES, INC.


FOR IMMEDIATE RELEASE                                    Media/Investor Contact:
                                                                 Martha Lindeman
                                                                    312-373-2430

                          PLAYBOY ENTERPRISES PRICES
                          $115 MILLION NOTE OFFERING

CHICAGO, Thursday, March 6, 2003 - Playboy Enterprises, Inc. (Playboy) (NYSE:
PLA, PLAA) today announced the pricing of a private offering of $115 million in aggregate principal amount of senior secured notes by PEI Holdings, Inc.
(PEI), a wholly-owned subsidiary of Playboy. The notes will bear interest at 11.0% per annum and mature on March 15, 2010. The notes will be guaranteed by Playboy and most of its other domestic wholly-owned subsidiaries and secured by the assets of Playboy, PEI Holdings and the subsidiary guarantors. The net proceeds from the note offering will be used to repay all of the outstanding indebtedness under PEI's existing bank credit facility, to pay the portion of the deferred purchase price for the Califa acquisition due in 2003 and for general corporate purposes. In connection with the note offering, PEI will enter into a new three-year $20 million revolving credit facility that will replace the old facility. The note offering is expected to close on or about March 11, 2003.

The note offering will be made in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and potentially to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

The senior secured notes being offered will not be registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                                     # # #

Playboy Enterprises is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates Playboy and Spice television networks and distributes programming via home video and DVD globally; licenses the Playboy and Spice trademarks internationally for a range of consumer products and services; and operates Playboy.com, a leading men's lifestyle and entertainment Web site.

This release contains "forward-looking statements" as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1) foreign, national, state and local government regulation, actions or initiatives, including:
     (a) attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, video and online materials,
     (b) limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or
     (c) substantive changes in postal regulations or rates which could increase our postage and distribution costs;
(2) risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
(3)  increases in interest rates;
(4) changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;
(5) our ability to protect our trademarks, copyrights and other intellectual property;
(6) risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials distributed;
(7) competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
(8)  competition in the television, men's magazine and Internet markets;
(9) the television and Internet businesses' reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;
(10) risks associated with losing access to transponders, competition for transponders and channel space;
(11) any decline in our access to, and acceptance by, cable and DTH systems or any deterioration in the terms or cancellation of fee arrangements with operators of these systems;
(12) attempts by consumers or citizens groups to exclude our programming from pay television distribution;
(13) risks that we may not realize the expected operating efficiencies, synergies, increased sales and profits and other benefits from acquisitions;
(14) risks associated with the impact that the financial condition of Claxson, our venture partner, may have on our existing partnership relationship or the recently concluded restructuring of the joint venture relationships between us, on the one hand, and Claxson, on the other hand, and the risks that we may not realize the expected operating efficiencies, synergies, revenues and profits and other benefits from the restructuring of our joint venture relationships;
(15) increases in paper or printing costs;
(16) effects of the national consolidation of the single-copy magazine distribution system; and
(17) uncertainty of the viability of the Internet gaming, e-commerce, advertising and subscription businesses.